UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2021

CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLBS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2021, Caladrius Biosciences, Inc. a Delaware corporation (the “Company”), entered into an Amended and Restated Employment Agreement, dated as of March 19, 2021, by and between the Company and David J. Mazzo, Ph. D., the Company’s President and Chief Executive Officer (the “A&R Employment Agreement”). The A&R Employment Agreement amends and restates the current employment agreement entered into between the Company and Dr. Mazzo on January 5, 2015.

Under the terms of the A&R Employment Agreement, Dr. Mazzo will continue to perform his duties as the Company’s President and Chief Executive Officer at an annual base salary of $633,032 (“Base Salary”) for an initial term expiring on December 31, 2022 (the “Initial Term”). Such Initial Term shall be automatically extended for an additional period of one (1) year, unless Dr. Mazzo is provided written notice by the Company no later than ninety (90) days prior to the expiration of the Initial Term that such Initial Term shall not be extended. The A&R Employment Agreement also provides Dr. Mazzo with the option to terminate his employment with the Company if: (i) the Company relocates Dr. Mazzo’s principal place of employment, without Dr. Mazzo’s consent, in a manner that lengthens his one-way commute distance by fifty (50) miles or more, and/or (ii) if Dr. Mazzo provides the Company with thirty (30) days’ prior written notice.

The A&R Employment Agreement provides Dr. Mazzo with certain benefits, including but not limited to: (i) twenty-nine (29) days paid time off, (ii) severance payments and COBRA medical and dental insurance for fifteen (15) months following a termination of his employment with the Company, and (iii) bonus payments equal to 125% of his target bonus (which is 55% of his Base Salary), without proration, upon termination of his employment with the Company. The A&R Employment Agreement is also governed by New Jersey law, to remain consistent with the Company’s principal place of business.

The foregoing description of the A&R Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the A&R Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Amended and Restated Employment Agreement, dated as of March 19, 2021, by and between the Company and David J. Mazzo, Ph. D.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President and Chief Executive Officer
Dated: March 19, 2021